As filed with the Securities and Exchange Commission on February 8, 2010

Registration No. 333-150921

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

NUCRYST Pharmaceuticals Corp.

(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp. 101 College Road East Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

NUCRYST Pharmaceuticals Corp.

1998 Equity Incentive Plan (as amended)

(Full Title of the Plan)

Carol L. Amelio

Vice President – General Counsel

NUCRYST Pharmaceuticals Corp.

101 College Road East

Princeton, New Jersey

(Name and Address of Agent For Service)

(609) 228-8210

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☑

EXPLANATORY NOTE

This Post-Effective Amendment filed by NUCRYST Pharmaceuticals Corp. (the “Company”), deregisters all of the Company’s Common Shares, no par value per share that had been registered for issuance on Form S-8 (File No. 333-150921), originally filed with the Securities and Exchange Commission on May 14, 2008 (the “Registration Statement”), as amended to date.

In order for the Company to file a Form 15 and suspend its duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, the Registration Statement is hereby amended to deregister any Common Shares remaining unissued under the Company’s 1998 Equity Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, New Jersey on February 8, 2010.

NUCRYST PHARMACEUTICALS CORP.

By:	/S/ DAVID B. HOLTZ
David B. Holtz
Interim Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the registration statement has been signed by the following persons in the capacities indicated.

/S/ DAVID B. HOLTZ David B. Holtz	Interim Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	February 8, 2010 Date

/S/ BARRY M. HECK Barry M. Heck	Director	February 3, 2010 Date

/S/ NEIL CARRAGHER Neil Carragher	Director	February 5, 2010 Date

/S/ RICHARD ZAHN Richard Zahn	Director	February 4, 2010 Date